Exhibit 99.1

Camden National Corporation Reports First Quarter 2009 Results

CAMDEN, Maine--(BUSINESS WIRE)--April 28, 2009--Gregory A. Dufour, president and chief executive officer of Camden National Corporation (NASDAQ: CAC; the "Company"), reported net income for the first quarter of 2009 of $6.2 million, an increase of $20,000 over the net income reported for the first quarter of 2008. Diluted earnings per share for the three months ended March 31, 2009 increased to $0.81 compared to $0.80 per diluted share for the same period a year ago. For the three months ended March 31, 2009, the returns on average equity and average assets were 15.01% and 1.09%, compared to 14.83% and 1.09%, respectively, for the three months ended March 31, 2008.

First Quarter 2009 Compared to First Quarter 2008

  Net interest income increased 8% due to an increase in net interest margin.
  Non-interest income was up 4% due to increased mortgage banking income and bank-owned life insurance earnings.
  Non-interest expenses were flat as a 15% reduction in personnel costs associated with the Union Trust integration was offset by increased FDIC deposit insurance cost and write-downs on other real estate owned.
  Non-performing assets totaled $20.4 million or 0.89% of total assets at March 31, 2009, which increased from $16.1 million or 0.70% of total assets at March 31, 2008.
  At March 31, 2009, Camden National Bank (the “Bank”) and the Company exceeded the “well-capitalized” regulatory capital guidelines with total risk-based capital ratios of 12.04% and 12.91%, respectively, which exceeded the March 31, 2008 ratios of 11.26% and 12.26%, respectively.

Results of Operations

Net interest income for the first quarter of 2009 increased 8% to $18.5 million, compared to $17.2 million for the same period of 2008. The increase in net interest income was attributable to an increase in the net interest margin of 25 basis points, to 3.58%, for the three months ended March 31, 2009 compared to the same period of 2008. The increase in the net interest margin resulted from a decrease in the cost of funds, offset in part by a decrease in income on earning assets, both of which were caused by the decline in the rate environment over the 12 month period. In comparing the first quarters of 2009 and 2008, the Company’s cost of funds has been reduced by 101 basis points and the asset yield has decreased by 63 basis points.

Non-interest income for the first quarter of 2009 was $4.6 million, a 4% increase over the same quarter a year ago. The increase was driven by increases in mortgage banking income of $585,000 due to the service-retained loan sales in the first quarter of 2009 and a $102,000 increase in earnings on bank-owned life insurance due to policy purchases in 2008. Income from fiduciary services at Acadia Trust, N.A. (“AT”) decreased 19% resulting primarily from market value declines in assets under administration reflecting decreased stock market values.

“Although revenues from our trust and wealth management subsidiary, Acadia Trust, N.A., have been impacted by declines in the market, the investment performance of AT has exceeded its benchmarks over an extended time horizon,” commented Dufour, “which has increased the strength of the value proposition to new and existing clients.”

Non-interest expense for the first quarter of 2009 was $12.3 million, an increase of $30,000 over the same quarter in the prior year. The increase was due to a $717,000 increase in FDIC deposit insurance assessment and a $666,000 write-down of land development property held in other real estate owned. The increases in non-interest expenses were offset by a 15% decline in salary and benefit costs of $994,000 as the first quarter of 2008 included higher staffing levels to facilitate the Union Trust merger, and the amortization of the core deposit intangible decreased $185,000 as the 1998 branch purchases were fully amortized in 2008. The Company’s efficiency ratio (excluding net investment securities gains) for the three months ended March 31, 2009 was 53.31%, which was an improvement over the prior year ratio of 57.33%.

Asset Quality

"Asset quality continues to be a primary focus for Camden National," said Dufour. "Although we are not immune to the current economic cycle, we are positioning ourselves, both with our customers and within our balance sheet, to weather the current recession."

During the first quarter of 2009, the Company provided $1.7 million to the allowance for loan losses (ALL) compared to $500,000 for the same quarter of 2008. The increase in the provision to the ALL resulted from an increase in net charge-offs and non-performing assets. Net charge-offs to average loans were 0.46% for the three months ended March 31, 2009 compared to 0.41% for the three months ended March 31, 2008. The higher level of net charge-off activity for 2009 was mainly associated with commercial real estate and commercial real estate development loans. Non-performing assets as a percentage of total assets amounted to 0.89% at March 31, 2009, compared to 0.70% at March 31, 2008. The ALL was 1.20% of total loans outstanding and 102.6% of total non-performing loans at March 31, 2009, compared to 1.12% and 109.2%, respectively, at March 31, 2008. At December 31, 2008, net charge-offs to average loans, non-performing assets to total assets, ALL to total loans, and ALL to total non-performing loans were 0.31%, 0.71%, 1.18%, and 139.2%, respectively.

Financial Condition

The Company’s total assets at March 31, 2009 were $2.3 billion, a decrease of $4.9 million compared to total assets at March 31, 2008. Total loans at March 31, 2009 were $1.5 billion, a decrease of $39.7 million compared to total loans at March 31, 2008, which was due to declines of $30.6 million and $29.2 million in the commercial real estate and commercial loan portfolios, respectively, offset by an increase in home equity loan demand resulting in a $24.7 million increase in the consumer loan portfolio. As a result of recent declines in mortgage rates, residential real estate loan activity has been strong; however, residential real estate loans decreased $7.9 million compared to March 31, 2008 as a result of mortgage loan sales of $20.0 million during the first quarter of 2009. The Bank retains the servicing of its sold residential loans. Investments increased $32.5 million primarily due to purchases of mortgage-backed securities issued or guaranteed by U.S. government sponsored enterprises.

Total deposits of $1.5 billion at March 31, 2009 increased $90.2 million over the same period a year ago, reflecting growth of $101.7 million in retail certificates of deposit (“CD”) related to specific marketing campaigns and an increase in brokered deposits of $38.3 million. Interest checking, savings and money market account balances declined $48.5 million as customers shifted balances to CDs and repurchase agreements included in other borrowed funds. As a result of the increase in deposit balances, the Company’s Federal Home Loan Bank borrowings decreased $134.9 million at March 31, 2009 compared to March 31, 2008.

Dividends and Capital

The Company reported earlier that the Board of Directors approved a dividend of $0.25 per share, payable on April 30, 2009 for shareholders of record on April 15, 2009, which is equal to the dividend declared in the same period last year.

At March 31, 2009, the Company had a total risk-based capital ratio of 12.91%, Tier 1 capital ratio of 11.68%, and Tier 1 leverage capital ratio of 7.40%. At March 31, 2009, the Bank reported a total risk-based capital ratio of 12.04%, Tier 1 capital ratio of 10.79%, and Tier 1 leverage capital ratio of 6.77%. The Company and the Bank exceeded the minimum ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered “well capitalized.”

In closing, Dufour noted, “Camden National understands the value of being able to be relied upon in difficult economic times. As a community bank, we are uniquely positioned to provide leadership, guidance and outstanding products and services to our customers and communities. For us, loans are not just about lending money, but about turning deposits from the community into productive investments in that community. This has been part of the guiding philosophy of Camden National since its founding in 1875.”

Camden National Corporation, ranked in the top 20 in USBanker's 2008 list of top-performing mid-tier banks, headquartered in Camden, Maine, and listed on the NASDAQ® Global Select Market (“NASDAQ”) under the symbol CAC, is the holding company employing more than 400 Maine residents for two financial services companies, including Camden National Bank (CNB), a full-service community bank with a network of 37 banking offices serving coastal, western, central, and eastern Maine, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland, Bangor, and Ellsworth. Located at Camden National Bank, Acadia Financial Consultants offers full-service brokerage and insurance services.

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations, including changes in tax treatment; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Statement of Income Data (unaudited)

	Three Months Ended
	March 31,
(In thousands, except number of shares and per share data)	2009	2008

Interest income
Interest and fees on loans	$21,621	$25,314
Interest on securities and other	7,915	7,595
Total interest income	29,536	32,909
Interest expense
Interest on deposits	6,394	8,942
Interest on borrowings	4,647	6,804
Total interest expense	11,041	15,746
Net interest income	18,495	17,163
Provision for loan losses	1,730	500
Net interest income after provision for loan losses	16,765	16,663
Non-interest income
Service charges on deposit accounts	1,233	1,227
Other service charges and fees	613	639
Income from fiduciary services	1,354	1,677
Mortgage banking income, net	455	(130)
Bank-owned life insurance	395	293
Other income	510	517
Total non-interest income before net investment securities gains	4,560	4,223
Net investment securities gains	-	180
Total non-interest income	4,560	4,403
Non-interest expenses
Salaries and employee benefits	5,658	6,652
Net occupancy	1,123	1,089
Furniture and equipment	837	852
Consulting and service fees	711	714
OREO and collection costs	880	227
Regulatory assessments	872	161
Donations and marketing	253	348
Communication costs	417	393
Other expenses	1,540	1,825
Total non-interest expenses	12,291	12,261
Income before income taxes	9,034	8,805
Income taxes	2,820	2,611
Net income	$6,214	$6,194

Efficiency ratio (1)	53.31%	57.33%
Return on average equity	15.01%	14.83%
Return on average tangible equity	20.84%	20.63%
Return on average assets	1.09%	1.09%

Per Share Data
Basic earnings per share	$0.81	$0.81
Diluted earnings per share	0.81	0.80
Cash dividends declared per share	$0.25	$0.24
Weighted average number of shares outstanding	7,639,169	7,692,726

(1) Computed by dividing non-interest expense by the sum of net interest income and non-interest income (excluding net investment securities gains).

Statement of Condition Data (unaudited)

	March 31,	March 31,	December 31,
(In thousands, except number of shares)	2009	2008	2008

Assets
Cash and due from banks	$28,765	$35,765	$35,195
Securities:
Securities available for sale, at fair value	590,666	551,529	606,031
Securities held to maturity, at amortized cost	41,515	42,418	42,040
Federal Home Loan and Federal Reserve Bank stock, at cost	21,969	27,710	21,969
Total securities	654,150	621,657	670,040
Loans held for sale	8,964	4,265	-
Loans:
Residential real estate	610,519	627,362	621,048
Commercial real estate	391,523	417,843	400,312
Commercial	206,306	233,100	213,683
Consumer	261,172	235,588	265,865
Total loans	1,469,520	1,513,893	1,500,908
Less allowance for loan losses	(17,691)	(16,979)	(17,691)
Net loans	1,451,829	1,496,914	1,483,217
Goodwill	41,780	42,758	41,857
Bank-owned life insurance	40,854	32,280	40,459
Premises and equipment, net	25,307	27,277	25,872
Other real estate owned	3,183	554	4,024
Other assets	38,688	36,994	40,832
Total assets	$2,293,520	$2,298,464	$2,341,496

Liabilities
Deposits:
Demand	$170,974	$172,417	$180,407
Interest checking, savings and money market	618,634	667,107	632,664
Retail certificates of deposit	592,604	490,855	593,013
Brokered deposits	98,978	60,643	83,433
Total deposits	1,481,190	1,391,022	1,489,517
Federal Home Loan Bank advances	216,480	351,345	258,925
Other borrowed funds	356,188	311,136	359,470
Junior subordinated debentures	43,435	43,333	43,410
Accrued interest and other liabilities	24,231	29,488	23,774
Total liabilities	2,121,524	2,126,324	2,175,096

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,641,074, 7,703,885, and 7,638,713 on March 31, 2009
and 2008 and December 31, 2008, respectively	2,973	2,802	2,851
Surplus	46,133	45,987	46,133
Retained earnings	122,862	119,195	118,564
Accumulated other comprehensive income (loss)
Net unrealized gains (losses) on securities available for sale, net of tax	1,236	4,516	(89)
Net unrealized losses on derivative instruments, at fair value, net of tax	(165)	-	-
Net unrecognized losses on post-retirement plans, net of tax	(1,043)	(360)	(1,059)
Total accumulated other comprehensive income (loss)	28	4,156	(1,148)
Total shareholders' equity	171,996	172,140	166,400
Total liabilities and shareholders' equity	$2,293,520	$2,298,464	$2,341,496

Average Balance and Yield / Rate Analysis (unaudited)

	At or for the Three Months Ended				At or for the Year Ended
	March 31, 2009		March 31, 2008		December 31, 2008
(In thousands)	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
ASSETS
Interest-earning assets:
Securities – taxable	$586,207	5.03%	$540,221	5.15%	$547,276	5.06%
Securities – nontaxable (1)	67,156	5.99%	71,063	5.89%	70,177	5.90%
Federal funds sold	-	-%	1,071	3.00%	335	3.28%
Loans (1) (2):
Residential real estate	616,602	6.05%	630,368	6.09%	626,519	6.01%
Commercial real estate	398,901	6.41%	423,375	7.24%	413,744	6.97%
Commercial	187,005	5.64%	213,909	7.60%	206,220	6.88%
Municipal	21,587	4.79%	16,547	5.78%	22,752	4.97%
Consumer	265,320	5.11%	230,821	6.85%	248,628	6.14%
Total loans	1,489,415	5.91%	1,515,020	6.74%	1,517,863	6.39%
Total interest-earning assets	2,142,778	5.67%	2,127,375	6.30%	2,135,651	6.03%
Cash and due from banks	27,409		37,804		37,351
Other assets	154,854		138,078		147,623
Less: Allowance for loan losses	(17,963)		(17,796)		(17,303)
Total assets	$2,307,078		$2,285,461		$2,303,322

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Retail deposits:
NOW accounts	$184,008	0.50%	$189,181	0.99%	$186,652	0.80%
Savings accounts	133,173	0.36%	134,635	0.67%	133,128	0.58%
Money market accounts	294,653	1.23%	366,341	2.89%	345,834	2.18%
Certificates of deposit	589,286	3.18%	493,344	3.94%	531,539	3.58%
Total retail deposits	1,201,120	1.98%	1,183,501	2.77%	1,197,153	2.41%
Wholesale funding:
Broker deposits	83,247	2.58%	70,384	4.46%	71,513	4.05%
Junior subordinated debentures	43,423	6.66%	43,331	6.98%	43,356	6.80%
Borrowings	617,206	2.58%	614,532	3.96%	612,532	3.63%
Total wholesale funding	743,876	2.82%	728,247	4.19%	727,401	3.86%
Total interest-bearing liabilities	1,944,996	2.30%	1,911,748	3.31%	1,924,554	2.96%
Demand deposits	173,130		178,507		186,924
Other liabilities	21,070		27,190		24,275
Shareholders’ equity	167,882		168,016		167,569
Total liabilities and shareholders’ equity	$2,307,078		$2,285,461		$2,303,322

Net interest rate spread (fully-taxable equivalent)		3.37%		2.99%		3.07%
Net interest margin (fully-taxable equivalent)		3.58%		3.33%		3.37%

(1) Reported on tax-equivalent basis calculated using a rate of 35%.
(2) Non-accrual loans are included in total average loans.

Asset Quality Data (unaudited)

			At or for
	At or for the Three Months Ended		the Year Ended
	March 31,		December 31,
(In thousands)	2009	2008	2008

Non-accrual loans:
Residential real estate	$4,960	$3,103	$4,048
Commercial real estate	5,087	7,594	4,957
Commercial	5,706	2,924	2,384
Consumer	1,497	944	1,112
Total non-accrual loans	17,250	14,565	12,501
Accruing loans past due 90 days	-	987	206
Total non-performing loans	17,250	15,552	12,707
Other real estate owned:
Residential real estate	187	154	187
Commercial real estate	2,734	300	3,575
Commercial	262	100	262
Total other real estate owned	3,183	554	4,024
Total non-performing assets	$20,433	$16,106	$16,731

Allowance at the beginning of the period	$17,691	$13,653	$13,653
Acquired from Union Trust	-	4,369	4,369
Provision for loan losses	1,730	500	4,397
Charge-offs:
Residential real estate	26	40	221
Commercial real estate	846	704	3,236
Commercial	719	641	1,286
Consumer	236	206	810
Total charge-offs:	1,827	1,591	5,553
Total recoveries:	97	48	825
Net charge-offs	1,730	1,543	4,728
Allowance at the end of the period	$17,691	$16,979	$17,691

Loans 30-89 days past due:
Residential real estate	$1,196	$-	$2,880
Commercial real estate	2,878	3,251	2,314
Commercial	1,105	1,889	3,601
Consumer	583	133	829
Total loans 30-89 days past due	$5,762	$5,273	$9,624

Ratios:
Non-performing loans to total loans	1.17%	1.02%	0.85%
Non-performing assets to total assets	0.89%	0.70%	0.71%
Allowance for loan losses to total loans	1.20%	1.12%	1.18%
Net charge-offs to average loans (annualized)	0.46%	0.41%	0.31%
Allowance for loan losses to non-performing loans	102.55%	109.18%	139.22%
Loans 30-89 days past due to total loans	0.39%	0.64%	0.35%

Other Data (unaudited)

			At or for
	At or for the Three Months Ended		the Year Ended
	March 31,		December 31,
	2009	2008	2008

Tier 1 leverage capital ratio	7.40%	7.28%	7.19%
Tier 1 risk-based capital ratio	11.68%	11.11%	11.11%
Total risk-based capital ratio	12.91%	12.26%	12.32%
Tangible equity to total assets	5.46%	5.38%	5.10%
Tangible book value per share (1)	$16.38	$16.05	$15.62

(1) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by the number of common shares outstanding.

Investment Data (unaudited)

	March 31, 2009
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value

Available for sale
Obligations of U.S. government sponsored enterprises	$4,527	$57	$-	$4,584
Obligations of states and political subdivisions (2)	24,499	146	(245)	24,401
Mortgage-backed securities issued or guaranteed by
U.S. government sponsored enterprises	500,518	15,995	(212)	516,301
Private issue collateralized mortgage obligations (3)	54,220	5	(12,452)	41,773
Total debt securities	583,764	16,203	(12,909)	587,058

Equity securities (4)	5,000	-	(1,393)	3,607
Total equity securities	5,000	-	(1,393)	3,607
Total securities available for sale	$588,764	$16,203	$(14,302)	$590,665

Held to maturity
Obligations of states and political subdivisions	$41,515	$272	$(411)	$41,376
Total securities held to maturity	$41,515	$272	$(411)	$41,376

Other securities
Federal Home Loan Bank Stock (5)	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	938	-	-	938
Total other securities	$21,969	$-	$-	$21,969

(2) All obligations of states and political subdivisions are investment grade quality and 98% of the portfolio received an "A" or better rating by at least one of the three rating agencies (Moody's, Standard & Poor's or Fitch).
(3) $34.6 million of the CMO's are rated Triple-A by two of the three rating agencies, while one CMO with a fair value of $7.1 million was recently downgraded to BB by Fitch and B3 by Moody's.
(4) The Duff & Phelps (DNP) Select Income Fund Auction Preferred Stock failed at auction. We are currently collecting all amounts due according to contractual terms and have the ability and intent to hold the security until it clears auction, is called or matures on December 22, 2021; therefore, the security is not considered other-than-temporarily impaired. The DNP Auction Preferred Stock is rated Triple-A by Moody’s and Standard & Poor’s.
(5) The Federal Home Loan Bank of Boston has suspended its quarterly dividend payment.

CONTACT:
Camden National Corporation
Suzanne Brightbill, 207-230-2120
Public Relations Officer
sbrightbill@camdennational.com